Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Accelerate Diagnostics, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

DATE: June 20, 2023

INDABA CAPITAL MANAGEMENT, L.P.

By: IC GP, LLC, its general partner

By:	/s/ Derek C. Schrier

Name: Derek C. Schrier
Title: Managing Member

IC GP, LLC

By:	/s/ Derek C. Schrier

Name: Derek C. Schrier
Title: Managing Member

DEREK C. SCHRIER

By:	/s/ Derek C. Schrier